UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2004 (March 29, 2004)

WORKFLOW MANAGEMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-24383	06-1507104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Royal Palm Way, Palm Beach, Florida		33480
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 659-6551

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On January 30, 2004, Workflow Management, Inc. (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with WF Holdings, Inc., a Delaware corporation (“Holdings”) and WFM Acquisition Sub., Inc., a Delaware corporation and wholly-owned subsidiary of Holdings, pursuant to which Holdings agreed to acquire all of the outstanding stock of the Company (the “Merger”) for a cash purchase price of $4.87 per share. On March 29, 2004, the parties to the Merger Agreement entered into an amendment (“Amendment”) increasing the cash purchase price payable in the Merger to $5.375 per share. A copy of the Amendment is attached hereto as Exhibit 2.1. The foregoing discussion of the Amendment is qualified in its entirety by reference to such exhibit.

On March 29, 2004, the Company also entered into a third amendment (“Third Amendment”) to its existing credit facility. A copy of the Third Amendment is attached hereto as Exhibit 10.1. The foregoing discussion of the Third Amendment is qualified in its entirety by reference to such exhibit.

Copies of the press releases announcing the Amendment and Third Amendment, and discussing certain other items, are attached hereto as Exhibits 99.1 and 99.2.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

2.1	Amendment to Agreement and Plan of Merger, dated March 29, 2004, by and among Workflow Management, Inc., WF Holdings, Inc. and WFM Acquisition Sub, Inc.

10.1	Third Amendment to Second Amended and Restated Credit Agreement, dated March 29, 2004, by and among Workflow Management, Inc., Data Business Forms Limited, Various Lending Institutions, Bank One, N.A., as Syndication Agent, Bank of America, Comerica Bank, and Union Bank of California, N.A., as Co-Agents, and Fleet National Bank, as Administrative Agent

99.1	Press Release of Workflow Management, Inc. dated March 30, 2004

99.2	Press Release of Workflow Management, Inc. dated March 30, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKFLOW MANAGEMENT, INC.

By:	/s/ Gerald F. Mahoney
Gerald F. Mahoney,
Chairman of the Board and Interim Chief Executive Officer

Date: March 31, 2004

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Exhibit No.	Description of Exhibits
2.1	Amendment to Agreement and Plan of Merger, dated March 29, 2004, by and among Workflow Management, Inc., WF Holdings, Inc. and WFM Acquisition Sub, Inc.

10.1	Third Amendment to Second Amended and Restated Credit Agreement, dated March 29, 2004, by and among Workflow Management, Inc., Data Business Forms Limited, Various Lending Institutions, Bank One, N.A., as Syndication Agent, Bank of America, Comerica Bank, and Union Bank of California, N.A., as Co-Agents, and Fleet National Bank, as Administrative Agent

99.1	Press Release of Workflow Management, Inc. dated March 30, 2004

99.2	Press Release of Workflow Management, Inc. dated March 30, 2004

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